Exhibit 99.1

November 12, 2024

Dear Stockholders,

As you may know, Gaucho Group Holdings, Inc. (the “Company”) has been embroiled in federal and state court litigation where we have been fighting back against a toxic dilution funder that has attempted to divest our great company of its assets, including our prized Algodon Mansion and Algodon Wine Estates in Argentina. While we have diligently prosecuted and defended against these actions, a recent decision by the U.S. District Court in Delaware denying our request to enjoin any sale of the Company’s assets until a final determination can be made as to the legality of the underlying securities contracts has created a tenuous situation for our Company. The claims of this single creditor have, consequently, forced us into the position of either surrendering or bidding for our assets at the auction.

After careful consideration and analyzing all options, the Company has filed a petition pursuant to Chapter 11 for a reorganization plan. This tool will allow the Company to continue operating its business and protect its assets for the benefit of all stockholders of the Company. We have built considerable assets and now Argentina as a country is beginning to perform in a great manner. We intend to take advantage of the growth environment in Argentina and continue to drive stockholder value. Regardless of the value of the Company’s assets as reported in its most recent Form 10-Q (filed on August 14, 2024), the reorganization will affect the listing of our securities on NASDAQ. We expect to be issued a notice of delisting in the coming days. The Company expects to be quoted on the over-the-counter market with the symbol “VINOQ”.

Please be assured that Chapter 11 is a federal statutory tool that will not only provide the Company with immediate protection of its assets, but also will allow the Company to challenge the creditor’s claims, and, if such claims are determined to be valid, to make structured payments over a period of time, thereby allowing the Company to maintain business operations and protect stockholder value. While this was not an easy choice for us, know that many public companies have used Chapter 11 to consolidate their liabilities and create an orderly plan for which to settle legitimate claims, and ultimately, have come out on the other side a cleaner, healthier business.

We would also like to take this opportunity to share our perspective on the potential implications of the recent U.S. presidential election and its relevance to Argentina’s economic and political landscape. President Javier Milei is set to meet with U.S. President-elect Donald Trump and influential entrepreneur Elon Musk this week in the United States. Since taking office last year, President Milei has consistently expressed his intention to strengthen ties with the U.S., highlighted by public gestures of support for President-elect Trump. This proactive approach to fostering international relationships signals an effort to cultivate partnerships that may prove beneficial for Argentina’s economic interests.

In tandem with Trump’s victory, Argentina’s Economy Minister, Luis Caputo, celebrated the outcome, underscoring the government’s belief in shared ideological foundations that could help Argentina access the financing it needs. The historical context of Trump’s influence in facilitating Argentina’s prior IMF negotiations during his presidency is significant. In 2018, under similar economic pressures, Argentina secured a substantial IMF loan to mitigate a foreign currency crisis. Caputo, then at the Central Bank, played a critical role in managing these agreements, reflecting the cooperative efforts between U.S. and Argentine administrations at the time.

As Argentina approaches substantial debt obligations in 2025, the potential for renewed collaboration with the U.S. is noteworthy. The alignment of leadership philosophies may offer avenues to revisit financial solutions that could support Argentina in navigating its upcoming economic challenges.

Strategic Focus on Asset Value Realization

Over the years, we have developed and expanded our substantial real estate portfolio, which includes the distinguished Algodon Mansion, the 4,138-acre Algodon Wine Estates Vineyard Resort, our expanded winery, and numerous vineyard lots available for sale. Despite these significant holdings, the historical devaluation of the Argentine peso means that the value of these assets, as recorded on our balance sheet, represents only a fraction of their true market value. Consequently, the public market valuation of our assets has not accurately reflected the considerable investments and enhancements we have made.

Our current priority is to safeguard these assets while implementing an assertive strategic plan throughout 2025 and 2026. This plan aims to bridge the discrepancy between the Company’s current market capitalization and what we estimate to be more than $40-$50 million USD in real estate value. We are committed to taking tactical steps to protect stockholder value and narrow this valuation gap, aligning our public market representation with the true worth of our real estate holdings. We invite our stakeholders to stay engaged and informed as we roll out these strategic initiatives.

Positive Trends in Argentina’s Mortgage Market

Argentina is experiencing a significant resurgence in its mortgage market, marked by a sharp increase in inquiries and loan approvals across major banks. This development signals a potential revitalization of the housing sector after years of economic stagnation. A key driver of this resurgence is the return of 30-year mortgage options adjusted by Purchasing Power Units (UVA), offering a more stable way for borrowers to manage inflation concerns. These long-term mortgages are proving to be a catalyst for greater homeownership accessibility and renewed interest in the housing market.

For Gaucho Holdings, this revitalization of mortgage activity is a positive indicator. Our strategic positioning within Argentina’s real estate landscape allows us to potentially benefit from the growing trend of increased homeownership. This rise in mortgage availability aligns with our mission to create value through luxury real estate and lifestyle assets, reinforcing our commitment to leveraging market dynamics for long-term growth.

Outlook on Argentina’s Tax Amnesty Program and Real Estate Sector

The October 2024 update on Buenos Aires’ real estate market highlights the impact of Argentina’s tax amnesty program, which has brought over US$19 billion into the financial system. While not all of this capital is expected to flow into real estate, experts estimate that approximately 30% could be directed toward property investments. This influx of funds suggests a strong potential for increased market activity and price appreciation, particularly in popular neighborhoods such as Palermo, Recoleta, and Belgrano.

Real estate sales and mortgage registrations have shown marked growth throughout 2024, further fueled by the repatriated capital from the tax amnesty program. This surge is notable given the context of currency restrictions and past economic challenges in Argentina. Despite recent gains, average property prices remain 17% below their historical peak, indicating ample room for continued growth.

At Gaucho Holdings, we see this influx of capital as an opportunity for sustained capital appreciation in the real estate sector. With our significant investments in high-value assets like Algodon Mansion and Algodon Wine Estates, we are well-positioned to capitalize on the anticipated growth driven by increased investment activity. This reinforces the importance of our strategic focus on preserving and enhancing asset value to align our market approach with Argentina’s evolving financial landscape.

Argentina’s Crypto Leadership and the Future of Bitcoin in Real Estate

Argentina has long been recognized as an early adopter of Bitcoin and other cryptocurrencies, driven by its citizens’ need to safeguard their finances amid persistent economic challenges, including high inflation and currency devaluation. By 2023, Argentina led Latin America in cryptocurrency value received, estimated at $91.1 billion. The widespread use of USD-pegged stablecoins and Bitcoin has become a strategic response for Argentinians looking to protect their savings and stabilize their economic futures. This trend is reflected in the rapid growth of retail-sized stablecoin transactions, reinforcing the role of crypto as an essential financial tool.

Gaucho Holdings believes that Argentina’s dynamic real estate market, bolstered by rising property values and renewed market activity, will further drive Bitcoin transactions within the sector. As confidence in cryptocurrency remains high and real estate demand strengthens, the intersection of these two markets is expected to foster increased adoption of digital assets for property investments and transactions. This positions Argentina as both a leader in crypto and a prime environment for innovative financial strategies, potentially broadening the integration of Bitcoin in real estate transactions.

Strategic Outlook and Future Plans

To summarize, we are entering a pivotal moment for Argentina, driven by a confluence of favorable factors—the Milei/Trump/Musk trifecta. This alignment signals a renewed era of international cooperation and economic initiatives poised to benefit Argentina’s economic landscape. The country is positioned for robust growth with three primary catalysts at play: the reintroduction of 30-year mortgages revitalizing the housing market, the successful tax amnesty program channeling substantial capital into the economy, and Argentina’s pioneering stance as an early adopter of Bitcoin, which enhances financial flexibility and investor confidence.

At Gaucho Holdings, we recognize these transformative trends as a unique opportunity to bridge the disconnect between our public market valuation and the substantial underlying value of our real estate assets. We are committed to unveiling strategic and tactical initiatives designed to preserve stockholder value and align our market cap with the true worth of our holdings. These measures will capture the momentum in Argentina’s growth trajectory and position us to maximize long-term value for our stakeholders.

We look forward to sharing more details in the coming months as we continue to focus on creating value and fostering sustainable growth.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Sincerely,

Scott L. Mathis
Chief Executive Officer and Chairman of the Board
smathis@gauchoholdings.com
www.GauchoHoldings.com